UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 5, 2018

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 465-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On May 5, 2018, Community Health Systems, Inc. issued a press release announcing that its wholly owned subsidiary, CHS/Community Health Systems, Inc. commenced, on May 4, 2018, offers to exchange (collectively, the “Exchange Offers”) (i) up to $1,925 million aggregate principal amount of its new 9.875% Junior-Priority Secured Notes due 2023 (the “2023 Notes”) in exchange for any and all of its $1,925 million aggregate principal amount of outstanding 8.000% Senior Unsecured Notes due 2019 (the “2019 Notes”), (ii) up to $1,200 million aggregate principal amount of its new 8.125% Junior-Priority Secured Notes due 2024 (the “2024 Notes” and, together with the 2023 Notes, the “New Notes”) in exchange for any and all of its $1,200 million aggregate principal amount of outstanding 7.125% Senior Unsecured Notes due 2020 (the “2020 Notes”) and (iii) to the extent that less than all of the outstanding 2019 Notes and 2020 Notes are tendered in the Exchange Offers, up to an aggregate principal amount of 2024 Notes equal to, when taken together with the New Notes issued in exchange for the validly tendered and accepted 2019 Notes and 2020 Notes, $3,125 million, in exchange for its outstanding 6.875% Senior Unsecured Notes due 2022. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed herewith:

99.1	Press Release of Community Health Systems, Inc., dated May 5, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2018	COMMUNITY HEALTH SYSTEMS, INC.
(Registrant)

	By:	/s/ Wayne T. Smith
Wayne T. Smith Chairman of the Board and Chief Executive Officer (principal executive officer)